UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  May 21, 2013

Urologix, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-28414	41-1697237
(Commission File Number)	(I.R.S. Employer Identification No.)

14405 21st Avenue North Minneapolis, MN	55447
(Address Of Principal Executive Offices)	(Zip Code)

(763) 475-1400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 and 2, 4 through 9 are not applicable and are therefore omitted.

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On May 21, 2013, Urologix, Inc. (the “Company”) received formal notice from The NASDAQ Stock Market LLC (“NASDAQ”) indicating that, as of the quarter ended March 31, 2013, the Company did not satisfy the $2.5 million stockholders’ equity requirement for continued listing on The NASDAQ Capital Market, as set forth in NASDAQ Listing Rule 5550(b). The Company reported stockholders’ equity of $1,611,000 in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.

The Company anticipated its non-compliance with the minimum stockholders’ equity requirement and addressed this matter, along with its non-compliance with the minimum bid price requirement, at the March 28, 2013 hearing before the NASDAQ Listing Qualifications Panel (the “Panel”).

As previously reported, on April 16, 2013, the Panel granted the Company’s request for continued listing on The NASDAQ Capital Market, subject to conditions. One of the conditions of continued listing on The NASDAQ Stock Market is that the Company must provide the Panel, on or before July 30, 2013, with a written update on its plan to comply with the minimum stockholders’ equity requirement, along with an updated timeline for compliance. Additionally, on or before September 30, 2013, the Company must evidence stockholders’ equity above $2.5 million, and satisfy the Panel of its ability to evidence compliance in each of its quarterly reports and annual report to be filed through September 30, 2014.

There can be no assurance that the Company will timely satisfy each condition imposed by the Panel or that the Company’s common stock will remain listed on The Nasdaq Capital Market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UROLOGIX, INC.

By:	/s/ Brian J. Smrdel
Brian J Smrdel Chief Financial Officer

Date: May 23, 2013